UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 11, 2008
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2008, Post Properties, Inc. and two of its subsidiaries entered into amended employment agreements with each of David P. Stockert, our President and Chief Executive Officer, Sherry W. Cohen, our Executive Vice President and Corporate Secretary, Christopher J. Papa, our Executive Vice President and Chief Financial Officer, Thomas D. Senkbeil, our Executive Vice President and Chief Investment Officer and Thomas L. Wilkes, our Executive Vice President and President of Post Apartment Management.
     The amendments are designed primarily to bring the original agreements into compliance with the requirements of §409A of the Internal Revenue Code of 1986, as amended, and to make certain other changes including:
     A. Providing for continued health plan coverage and reimbursement for life and long-term disability benefits for a period of three years from the date of an executive’s termination of employment following a change in control either by us without cause or by the executive for good reason (the original agreements had provided for such coverage for a maximum of three years following the date of the change in control).
     B. Requiring that any material act or omission by an executive in the performance of his or her duties must involve malfeasance or gross negligence to permit us to terminate the executive for cause (the original agreements had only required that the act involve malfeasance or negligence on the part of the executive).
     C. Requiring us to reimburse the executives for certain legal fees and expenses incurred in connection with the executive’s claims under their respective agreement (the original agreements did not contain any such provision).
     D. For Ms. Cohen and Messrs. Papa and Wilkes, requiring us to provide at least 6-months advance notice to the executive of any decision to not renew such executive’s agreement (the original agreements only required us to notify the executive prior to the anniversary date of the applicable agreement).
     E. For Ms. Cohen and Mr. Wilkes, extending the period to exercise stock options following a termination either by us without cause or by Ms. Cohen or Mr. Wilkes for good reason and not involving a change in control, to the earlier of the term of the option or the date the option would have expired if executive’s employment had terminated at the end of the term of the amended agreement (the original agreements did not address the period to exercise options following such a termination; this amendment was designed to make Ms. Cohen’s and Mr. Wilkes’ agreements identical to those of our other named executive officers).
     F. For Ms. Cohen and Mr. Wilkes, increasing the duration of the non-compete and non-solicitation covenants to one year (the original agreement provided for a six month period; this amendment was designed to make Ms. Cohen’s and Mr. Wilkes’ agreements identical to those of our other named executive officers).
     G. The amended agreement for Ms. Cohen increases the period following a change in control for which she has certain protections to three years and provides that in such an event, Ms. Cohen would be entitled to a lump sum payment equal to three times her cash compensation (Ms. Cohen’s original agreement provided for such protection for two years and also had a lump sum multiplier of two; this amendment was designed to make Ms. Cohen’s agreement identical to those of our other named executive officers).
     The §409A and the changes described in paragraphs A, B, and C were also made in our employment agreements and change in control agreements with our other employees.
     The foregoing description is qualified in its entirety by reference to the full text of each of the amended agreements, copies of which are attached hereto as Exhibits 99.1 to 99.5 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

99.1	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and David P. Stockert.

99.2	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Christopher J. Papa.

99.3	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Thomas D. Senkbeil.

99.4	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Thomas L. Wilkes.

99.5	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Sherry W. Cohen.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 15, 2008

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 15, 2008

POST APARTMENT HOMES, L.P.

By: POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert

David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and David P. Stockert.

99.2	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Christopher J. Papa.

99.3	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Thomas D. Senkbeil.

99.4	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Thomas L. Wilkes.

99.5	Amended and Restated Employment and Change in Control Agreement by and among Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., and Sherry W. Cohen.